Exhibit 10.1

AMENDMENT OF LEASE

This Amendment of Lease Agreement (this “Amendment”), dated as of the 1st day of June, 2015 (the “Effective Date”), by and between KLAUS KRETSCHMANN, not individually but as Court-Approved Receiver for 114 West 41st Street, New York, New York a/k/a 119 West 40th Street, New York, New York (“Landlord”), and HAMPSHIRE GROUP, LIMITED, a Delaware corporation (“Tenant”); collectively sometimes referred to as the “Parties.”

W I T N E S S E T H:

WHEREAS, Landlord’s predecessor in interest and Tenant are parties to a lease dated as of July 11, 2007 (“Original Lease”) and that certain letter agreement dated as of October 24, 2008 (the “Letter Agreement”, together with the Original Lease, the “Current Lease”), demising to Tenant the entire fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) floors and a portion of the Basement, all as more particularly set forth in the Current Lease (the “Current Premises”), in Landlord’s building known as 114 West 41st Street, a/k/a 119 West 40th Street, New York, New York (the “Building”); said Current Lease is incorporated herein by reference.

WHEREAS, a foreclosure action was commenced by the filing of a Summons and Verified Complaint, dated December 14, 2009, in the Supreme Court of the State of New York, County of New York, under Index No. 117469/2009, by original plaintiff CW Capital Asset Management LLC, as Special Servicer for Bank of America, N.A., as Trustee on behalf of the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2007- GG10 (“Original Plaintiff”) seeking, among other things, to foreclose on a certain mortgage (the “Mortgage”) against the Building as more particularly described in the Complaint.

WHEREAS, Original Plaintiff filed an Amended Verified Complaint on or about March 12, 2010, seeking to, among other things, foreclose the Mortgage as more particularly described in the Amended Verified Complaint.

WHEREAS, on January 20, 2010, the court issued an Order Appointing Landlord as Temporary Receiver in the mortgage foreclosure action.

WHEREAS, on February 26, 2010, the court issued an Amended Order Appointing Temporary Receiver over the Mortgaged Premises in this mortgage foreclosure action (the “Amended Order”).

WHEREAS, on or about February 4, 2014, all of the right, title and interest in the Mortgage was assigned by Original Plaintiff to 119 West 40th Company LLC (“119 West 40th”).

WHEREAS, on April 28, 2014, the court issued an Order that, among other things, substituted 119 West 40th as Plaintiff in this action in place and stead of Original Plaintiff.

WHEREAS, by Stipulation and Order dated December 23, 2014, the claims against Defendant Charney-FPG 114 41st Street, LLC (“Charney-FPG”) were dismissed without prejudice.

WHEREAS, on or about December 24, 2014, Charney-FPG, the owner of the Building, transferred all of its right, title and interest in, and delivered the deed to, the Building to BRE 114 West 41st Street LLC.

WHEREAS, Landlord and Tenant desire to amend the Current Lease to provide, among other things, for the (i) surrender by Tenant of the entire fifth (5th), sixth (6th), and seventh (7th) floors of the Current Premises; the portion of the Basement leased to the Tenant pursuant to the Current Lease and; the fourth (4th) floor of the Current Premises, except for the portion of the fourth floor defined as the “Swing Space Premises” in this Amendment (such surrendered space hereinafter collectively the “Surrendered Premises”) as reflected in the annexed diagram for descriptive purposes only; (ii) the discontinuance of that certain non-payment proceeding captioned Klaus Kretschmann, as Receiver vs. Hampshire Group, Limited, Civil Court of the City of New York, L&T Index No. 60007/2015 (the “Proceeding”); (iii) the payment of all arrears due under the Current Lease, as set forth in Section 8 herein; and (iv) the withdrawal of the appeals filed by Klaus Kretschmann, as Receiver (the “Receiver”), in non-payment proceeding captioned Klaus Kretschmann, as Receiver vs. Hampshire Group, Limited, Civil Court of the City of New York, L&T Index No. 57574/2011, (the “Lawsuit”) currently pending before the New York Supreme Court, Appellate Term, First Department, Cal. Nos. 14-230, 14-231, and 14-316 (the “Appeals”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant agree as follows:

The recitals set forth above are an integral, material and substantive part of this Amendment of Lease.

1.           Definitions. All capitalized terms contained in this Amendment shall, for the purposes hereof, have the same meanings ascribed to them in the Current Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Current Lease, as amended by this Amendment and as hereafter amended. From and after the Effective Date (as defined above), the following defined terms as used in the Lease shall have the following meanings:

(A)     “Office Premises” shall mean the eighth (8th) floor of the Building shown on Exhibit A of the Current Lease, other than the cross-hatched sections. The Office Premises is 15,389 rentable square feet.

(B)      “Leased Premises” shall mean the: (i) Office Premises (as such term is defined in this Amendment) and (ii) Swing Space Premises (as such term is defined in this Amendment). For avoidance of doubt, the Leased Premises does not include the following areas, if and to the extent cross-hatched on Exhibit A to the Current Lease: those elevators, fire stairways, telecom closets, equipment rooms and certain other enclosed areas reserved by Landlord for electrical, plumbing, telecommunications, or utilities services, or for other systems, services, or structural components serving the Building.

(C)     “Tenant’s Percentage” shall mean 4.726%.

2.             Surrender of the Surrendered Premises.

(A)     Tenant has voluntarily, knowingly, irrevocably and intentionally surrendered to Landlord possession of the Surrendered Premises, which surrender shall be effective as of the Effective Date. It is the intent and agreement of the Parties that, as a result of this partial surrender of the Lease, Tenant releases, grants and gives over to Landlord all of Tenant's right, title and interest in and to the Surrendered Premises, whether arising pursuant to the Lease, by operation of law or otherwise.

(B)     Tenant reserves all of its rights and remedies granted pursuant to the Lease, at law or in equity, with respect to the obligations of Landlord to the extent such obligations: (a) accrue after the date of this Amendment; (b) relate to Tenant’s use and occupancy of the Office Premises; and (c) were not amended or eliminated pursuant to this Amendment. Tenant’s obligations to pay Rent and other charges due under the Lease with respect to the Surrendered Premises are expressly waived, except as set forth in this Amendment.

(C)     Landlord reserves all of its rights and remedies granted pursuant to the Lease, at law or in equity, with respect to the obligations of Tenant including, but not limited to, all obligations not otherwise amended or eliminated pursuant to this Amendment. If: (a) Tenant files for Bankruptcy during the term of the Lease or the Surrender Note, or (b) within one year of the date of this Amendment, Tenant commits a monetary default in an amount equal to at least one monthly installment of the Fixed Annual Rent that is not cured within thirty days, then Landlord shall have the option of either: (i) enforcing its rights under the Lease, the Surrender Note and Swing Space Note, if any or (ii), enforcing its rights under the Current Lease as if this Amendment had not been entered into by the Landlord and Tenant.

(D)     On or prior to the Effective Date, Tenant shall completely vacate and surrender the Surrendered Premises to Landlord in accordance with the terms of the Lease.

(E)     In consideration of Landlord’s acceptance of the surrender of possession of the Surrendered Premises earlier than the expiration date otherwise prescribed by the Lease, Tenant waives all right to injunctive or other judicial or appellate relief to either stay or set aside any or all of Tenant’s surrender obligations prescribed herein.

(F)     In further consideration of Landlord’s acceptance of Tenant’s surrender of the Surrendered Premises, Tenant shall pay Landlord a surrender fee of Three Million One Hundred Fifty Thousand and 00/100 Dollars ($3,150,000.00) (the “Surrender Fee”). Tenant shall (i) pay the Surrender Fee to Landlord as follows: (a) thirty-six (36) equal installments of $55,555.56 on the first day of each month from January 1, 2017 through and including December 1, 2019; (b) $500,000.00 on or before July 1, 2020; and (c) $650,000 on or before October 1, 2020; and (ii) deliver to Landlord a promissory note (the “Surrender Note”) in the form annexed hereto as Exhibit 1. Any and all amounts payable under the Surrender Note and Swing Space Note (as defined in this Amendment) shall be referred to individually as a “Note Payment” and collectively as “Note Payments.” All Note Payments are deemed Additional Rent under the Lease and failure by Tenant to pay any such installments shall entitle Landlord to all rights and remedies under the Lease and this Amendment and at law and in equity for the nonpayment of Additional Rent under the Lease and/or to exercise Landlord’s rights under paragraph 2(B) above. Tenant shall not be relieved of any of the obligations under the Lease, Surrender Note or Swing Space Note (defined below) as a result of Landlord reletting the Surrendered Premises and Tenant shall not be entitled to receive any of the separate and independent rent paid for the Surrendered Premises.

(G)     Tenant confirms that Tenant is currently in possession of the Office Premises and accepts the Office Premises in its “as-is”, “where-is” condition as of the Effective Date and, as of the Effective Date, no work is required to be performed by Landlord in order for Tenant to occupy the Office Premises in accordance with the terms and conditions of the Lease and Tenant has no claims against Landlord for any matters involving the Office Premises.

3.             Swing Space Premises.

(A)     From and after the Effective Date, Tenant leases from Landlord, 7,563 rentable square feet initially to be located on the fourth (4th) floor of the Building (the “Swing Space Premises”), subject to all of the terms and conditions of the Lease, except as expressly modified hereby with respect to the Swing Space Premises. Accordingly, from and after the Effective Date and only with respect to the Swing Space Premises:

(1)     Notwithstanding Section 1(B) of the Current Lease, the total Rent for the Swing Space Premises is Five Hundred Twenty-Nine Thousand Four Hundred Ten Dollars and No Cents ($529,410.00) per annum, payable in lawful money of the United States in equal monthly installments in advance on the first day of each month during the Term, by wire transfer or to be received at the office of Landlord or such other place as Landlord may designate by notice to Tenant, without any setoff or deduction whatsoever. The Swing Space Premises rent is in addition to the Office Premises rent, which is set forth in Schedule I hereto.

(2)     Notwithstanding Section 13 of the Current Lease, Landlord and Landlord’s agents shall have the right to enter the Swing Space Premises at all times and to utilize, lease or sublease the Swing Space Premises for any lawful purpose, in Landlord’s sole and absolute discretion.

(3)     Notwithstanding Section 42 of the Current Lease, Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, Improvements, additions or other physical changes in or about the Swing Space Premises (collectively, “Tenant Changes”).

(4)     Sections 29, 34, 38, 41, the last sentence of Section 43(A), Sections 43(B) (iii), 43(D), 48(B) through (I), (L), (M) and (N) and 49(B)-(F) of the Current Lease shall have no application to the Swing Space Premises.

(5)     Notwithstanding Section 48(A) of the Current Lease, Tenant covenants and agrees that it will not sublet, assign, mortgage, pledge, encumber or otherwise transfer (whether voluntarily, involuntarily, by operation of law, or otherwise) the Swing Space Premises.

(B)     Landlord is not required to perform any work, pay any Landlord Contribution or any other amount, render any services to make the Building or the Swing Space Premises ready for Tenant’s lease thereof, and Tenant shall accept the Swing Space Premises (or any replacement Swing Space Premises) in its “as is” condition on the Effective Date.

(C)     Landlord shall have the right, at any time, and from time to time, upon forty-eight (48) hours prior notice to Tenant, to replace the Swing Space Premises at no cost or expense to Landlord, with any replacement premises of comparable size. Each such replacement Swing Space Premises as so designated by Landlord shall be deemed to be the “Swing Space Premises” as defined herein.

(D)     Landlord reserves the right, at any time, and from time to time, upon thirty (30) days prior notice to Tenant, to sublease the Swing Space Premises from Tenant, free of charge, pursuant to Landlord’s standard form of sublease; provided that, in any event such sublease shall:

(1)     permit the sublessee, without Tenant’s consent, freely to assign such sublease or any interest therein or to sublet all or any part of the space covered by such sublease and to make any and all alterations and improvements in the space covered by such sublease;

(2)     provide that any assignee or further subtenant of Landlord may, at the election of Landlord, make alterations, decorations and installations in such space or any part thereof, any or all of which may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease; and

(3)     provide that (i) the parties to such sublease expressly agree and acknowledge that that no estate is created under such sublease by merger with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord (as the subtenant) may be for any purpose Landlord decides, in its sole discretion, (iii) Landlord, at Landlord’s expense, may make such alterations as Landlord decides to separately demise the subleased space and comply with any laws relating to such demise, and (iv) Tenant shall not be relieved of any of its obligations under the Lease, Amendment, the Surrender Note and/or Swing Space Note (defined below) as a result of such subletting or assignment and Tenant shall no right to Rent or Subrent the rent for the use of the Swing Space Premises.

(E)     At any time, upon thirty (30) days’ prior notice to Tenant, Landlord shall have the right to require Tenant to surrender the Swing Space Premises (“Swing Space Surrender Notice”). In conjunction therewith, Tenant shall, within such thirty (30) day period following Tenant’s receipt of such surrender notice from Landlord, deliver to Landlord a promissory note (the “Swing Space Note”), substantially in the form of the Surrender Note and in an amount equal to the then aggregate Rent allocable to the Swing Space Premises for the remainder of the Term (i.e., $70/rsf x 7,563 rsf x number of months remaining in the Term divided by twelve (12)) (“Swing Space Rental Obligation”), payable in equal monthly installments on the first day of each and every month through the balance of the Term commencing on the first day of the month following the surrender of the Swing Space Premises. In the event that Tenant’s fails to execute the Swing Space Note as required by this paragraph, upon an additional ten days written notice, Tenant’s obligation to pay the Swing Space Rental obligation shall be accelerated and immediately due and payable. Upon Tenant’s receipt of the Swing Space Surrender Notice, Tenant shall voluntarily, knowingly, irrevocably and intentionally surrender to Landlord the Swing Space Premises, which surrender shall be effective as of the date of the Swing Space Surrender Notice. It is the intent and agreement of the parties that, as a result of the surrender of the Swing Space Premises, Tenant shall release, grant and give over to Landlord all of Tenant's right, title and interest in and to the Swing Space Premises, whether arising pursuant to the Lease, by operation of law or otherwise with respect to the Swing Space Premises except those obligations that expressly survive. The Landlord’s reletting of the Swing Space Premises shall not affect or reduce Tenant’s obligations under the Swing Space Note, Surrender Note and/or Lease and Tenant shall not be entitled to retain any of the rent paid for the use of the Swing Space Premises.

4.            Right to Relocate. From and after the Effective Date, Landlord has the one-time right, at Landlord’s sole cost and expense, to relocate the Office Premises to an alternative location in the Building of substantially similar size (the “New Office Premises”). Landlord’s right to relocate the Office Premises is subject to the conditions set forth in Section 65(A)(i)-(v) and (B) of the Current Lease, except (i) all references to the Original Basement Premises shall be deemed to refer to the Office Premises; (ii) all references to the New Basement Premises shall be deemed to refer to the New Office Premises; and (iii) Section 65(A)(i) is amended to provide that Landlord shall give Tenant at least 45 days’ prior notice of such relocation. Upon completion of any such relocation, the New Office Premises shall be deemed to be the Office Premises under the Lease and the parties shall execute an amendment to the Lease evidencing such relocation.

5.            Amended Provisions.

(A)     From and after the Effective Date, the Current Lease shall be deemed to be amended as follows:

(1)     Sections 60, 61, 62 and 63(C) of the Current Lease are deleted.

(2)     All references to the Hampshire Building Name Conditions in the Current Lease deleted.

(3)     The floorplans of Floors 4, 5, 6 and 7 included in Exhibit A of the Current Lease are deleted, and Exhibit 2 hereto, along with the floorplan for Floor 8, is deemed to be a part of Exhibit A of the Lease.

(4)     Schedule I of the Current Lease, Applicable per Square Foot Rent, is deleted and replaced with Schedule I hereto.

6.            Discontinuance of the Proceeding. Upon execution of this Amendment, Tenant and the Receiver shall execute a Stipulation of Discontinuance, without prejudice, reasonably acceptable to Landlord and Tenant, discontinuing the Proceeding. Within three (3) days following the Effective Date, counsel for the Receiver shall file the Stipulation of Discontinuance with the Civil Court for the State of New York, County of New York.

7.            Withdrawal of the Appeals. Upon execution of this Amendment, Tenant and the Receiver will execute a Settlement Agreement in connection with the Appeals and Lawsuit in substantially the form as attached as Exhibit 2 hereto. In connection therewith, Tenant shall release Landlord and the Receiver from any obligation in connection with the judgment obtained in the Lawsuit, including the award of attorneys’ fees. Within three (3) days following the Effective Date, the Receiver will notify the New York Supreme Court, Appellate Term, First Department, of his withdrawal of the Appeals.

8.            Rent Arrears. Tenant acknowledges that, as of May 31, 2015, Tenant owes Landlord rent and additional rent totaling $1,638,133.28. Tenant shall pay Landlord the aforesaid rent and additional rent arrears as follows: (a) $250,000 on or before July 1, 2015; (b) $1,333,471.50, payable in seventeen (17) $78,439.50 installments on the first of each month from July 1, 2015 through and including November 1, 2016 and; (c) $54,661.78 on or before December 1, 2016. Tenant shall pay Landlord the June, 2015 Rent and Additional Rent due pursuant to this Amended Lease simultaneously with the execution of this Lease Amendment.

9.            Brokerage.

(A)     Tenant represents and warrants that Tenant has not dealt with any broker or agent in connection with this Amendment. Tenant indemnifies and holds Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord by reason of any claim of, or liability to, any broker or finder based on dealing with Tenant or its officers or employees in connection with the negotiation, execution or consummation of this Amendment.

(B)     Landlord represents and warrants that Landlord has not dealt with any broker or agent in connection with this Amendment. Landlord indemnifies and holds Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by Tenant by reason of any claim of, or liability to, any broker or finder based on dealing with Landlord or its officers or employees in connection with the negotiation, execution or consummation of this Amendment.

(C)     The provisions of this Section 9 shall survive the expiration or earlier termination of the Lease and Amendment.

10.          Representations.

(A)     Tenant represents and agrees that:

(1)     Tenant is presently in sole legal and physical possession of the Surrendered Premises and that there are no other persons and/or entities in possession of, or entitled to possession of the Surrendered Premises.

(2)     Tenant has the full authority and power to enter into this Amendment and surrender to Landlord any and all right, title and interest in and to the Surrendered Premises and the Lease.

(3)     Tenant understands that (i) the truth and accuracy of the warranties and representations by Tenant constitute a requisite term of compliance with this Amendment; and (ii) Landlord has specifically relied upon these warranties and representations as a material and special inducement in the making and executing of this Agreement, such that without said warranties and representations made by Tenant, and Landlord’s reliance thereon, Landlord would not have made and/or executed this Amendment.

(B)     Landlord represents and agrees that:

(1)     Landlord has the full authority and power to enter into this Amendment.

(2)     Landlord has sought and gained the approval of the Receiver in connection with the obligations of the Receiver set forth in this Amendment.

(3)      Landlord shall bear the primary responsibility for seeking and gaining any further approval, if necessary, from the Receiver and/or any Court with jurisdiction over the Building to carry out the requirements of this Amendment.

11.          No Waiver. Nothing in this Amendment shall be deemed to be a waiver by Landlord of any right or remedy of Landlord under the Lease, at law or in equity, with respect to any existing or future defaults of Tenant under the Lease, including, without limitation, unpaid Rent, and by entering into this Amendment, Landlord does not waive any right or remedy under the Lease, at law or in equity, and hereby expressly reserves any and all such rights and remedies. Nothing in this Amendment shall be deemed to be a waiver by Tenant of any right or remedy of Tenant under the Lease, at law or in equity, with respect to future defaults by Landlord, except as expressly set forth herein, and by entering into this Amendment, Tenant does not waive any right or remedy under the Lease, at law or in equity, and hereby expressly reserves any and all such rights and remedies with respect to future defaults by Landlord. No remedy under this Amendment is intended to be exclusive of any other available remedy.

12.       Lease Ratified. Except as modified by this Amendment, the Current Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect, and are hereby ratified and confirmed. Tenant further acknowledges that as of this date, it has no claims against Landlord involving this Lease, Amendment and related documents and agreements.

13.       Successors and Assigns. The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the Parties and their respective legal and permissible successors and, except as otherwise provided in the Lease, their respective legal assigns.

14.       Changes to be in Writing. This Amendment may not be changed orally, but only by a writing signed by the party against whom enforcement is sought.

15.       Severability. The provisions of this Amendment are severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect. If for any reason, the Lease as it relates to the Swing Space Premises is deemed invalid or unenforceable, in whole or in part, the Swing Space Rental Obligation shall automatically be added as additional indebtedness under the Surrender Note (as defined herein) or, at Landlord’s election, Tenant shall deliver an additional promissory note in favor of Landlord in substantially the form of the Surrender Note in the amount of the remaining Swing Space Rental Obligation.

16.       Not Binding Until Executed by Landlord. This Amendment shall not be binding in any respect upon Landlord until a counterpart hereof is executed by Landlord and delivered to Tenant.

17.       Counterparts. This Amendment may be executed by one or more of the Parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Transmission of a PDF copy of the signed counterpart of this Amendment shall be deemed the equivalent of the delivery of the original.

18.       No Receiver Liability. Klaus Kretschmann, who is entering into this Amendment as Landlord solely in his capacity as the court-appointed Receiver for the Building, his partners, agents, disclosed or undisclosed, members, shareholders, officers, directors and employees shall have no personal liability under the Lease.

[SIGNATURE(S) ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

KLAUS KRETSCHMANN, not individually, but as Court-Appointed Receiver for the Building By: /s/ Klaus Kretschmann Name: Klaus Kretschmann Title: Court Appointed Receiver

TENANT:
HAMPSHIRE GROUP, LIMITED By: /s/ John D. Price Name: John D. Price Title: COO

The undersigned parties hereby consent to this Amendment and its Exhibits:
119 WEST 40TH COMPANY LLC By: /s/ Michael Lascher Name: Michael Lascher Title: Managing Director and Vice President
BRE 114 WEST 41ST STREET LLC By: /s/ Tyler Henritze Name: Tyler Henritze Title: Senior Managing Director & VP

Schedule I

Period	Applicable Fixed Annual Rent Per Rentable Square Foot For The Office Premises

First Rent Commencement Date through and including (A) the last day of the month immediately preceding the month in which occurs the first anniversary of the First Rent Commencement Date if the First Rent Commencement Date occurs on the first through the fifteenth day of a calendar month, or (B) the last day of the month in which occurs the first anniversary of the First Rent Commencement Date if the First Rent Commencement Date occurs on the sixteenth day though the end of a calendar month (“First Rent Year”)

$45.00 per rentable square foot[1] (“First Year PSF Rent”)

1 The Office Premises has 15,389 rentable square feet.

12 month period commencing on the day after the last day of the First Rent Year (“Second Rent Year”)	$45.00 x CPI Adjustment (“Second Year PSF Rent”)
12 month period commencing on the day after the last day of the Second Rent Year (“Third Rent Year”)	Second Year PSF Rent x CPI Adjustment + 2.50 per rentable square foot (“Third Year PSF Rent”)
12 month period commencing on the day after the last day of the Third Rent Year (“Fourth Rent Year”)	Third Year PSF Rent x CPI Adjustment (“Fourth Year PSF Rent”)
12 month period commencing on the day after the last day of the Fourth Rent Year (“Fifth Rent Year”)	Fourth Year PSF Rent x CPI Adjustment (“Fifth Year PSF Rent”)
12 month period commencing on the day after the last day of the Fifth Rent Year (“Sixth Rent Year”)	Fifth Year PSF Rent x CPI Adjustment + $2.50 per rentable square foot (“Sixth Year PSF Rent”)
12 month period commencing on the day after the last day of the Sixth Rent Year (“Seventh Rent Year”)	Sixth Year PSF Rent x CPI Adjustment (“Seventh Year PSF Rent”)
12 month period commencing on the day after the last day of the Seventh Rent Year (“Eighth Rent Year”)	Seventh Year PSF Rent x CPI Adjustment + $22.50 per rentable square foot (“Eighth Year PSF Rent”)
12 month period commencing on the day after the last day of the Eighth Rent Year (“Ninth Rent Year”)	Eighth Year PSF Rent x CPI Adjustment (“Ninth Year PSF Rent”)
12 month period commencing on the day after the last day of the Ninth Rent Year (“Tenth Rent Year”)	Ninth Year PSF Rent x CPI Adjustment (“Tenth Year PSF Rent”)
12 month period commencing on the day after the last day of the Tenth Rent Year (“Eleventh Rent Year”)	Tenth Year PSF Rent x CPI Adjustment + $2.50 per rentable square foot (“Eleventh Year PSF Rent”)
12 month period commencing on the day after the last day of the Eleventh Rent Year (“Twelfth Rent Year”)	Eleventh Year PSF Rent x CPI Adjustment (“Twelfth Year PSF Rent”)

12 month period commencing on the day after the last day of the Twelfth Rent Year (“Thirteenth Rent Year”)	Twelfth Year PSF Rent x CPI Adjustment (“Thirteenth Year PSF Rent”)
12 month period commencing on the day after the last day of the Thirteenth Rent Year (“Fourteenth Rent Year”)	Thirteenth Year PSF Rent x CPI Adjustment + 2.50 per rentable square foot (“Fourteenth Year PSF Rent”)
12 month period commencing on the day after the last day of the Fourteenth Rent Year and ending on the Expiration Date (“Fifteenth Rent Year”)	Fourteenth Year PSF Rent x CPI Adjustment (“Fifteenth Year PSF Rent”)

Exhibit 1

Surrender Note

This Surrender Note (as amended, modified, supplemented or restated from time to time, the “Note”), dated as of April 1, 2015, is executed and delivered by HAMPSHIRE GROUP, LIMITED, a Delaware limited partnership (“Payor”), having an address at 114 West 41st Street, New York, New York 10036, and is payable to the order of KLAUS KRESTMANN, not individually, but as Court-Approved Receiver for the 114 West 41st Street, a/k/a 119 West 40th Street, New York, New York (“Payee”), with an office c/o Herrick Feinstein, LLP, 2 Park Avenue, New York, New York 10016, Attn: Alan Kaplan, Esq.. Payor hereby promises and agrees to pay to Payee, irrevocably and without setoff or counterclaim of any kind, the principal sum of THREE MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($3,150,000.00) (the “Principal Sum”), payable as follows: (a) thirty-six (36) equal monthly payments of principal and interest in the amount of $55,555.56, which monthly payments shall be made on or before January 1, 2017 and the first day of each month thereafter through and including December 1, 2019; (b) FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) on or before July 1, 2020 and; (c) SIX HUNDRED FIFTY THOUSAND DOLLARS ($650,000.00) on or before October 1, 2020, the unpaid balance of the Principal Sum which shall include all accrued and unpaid interest thereon, unless due and payable earlier in accordance with the terms of Section 6 hereof, shall be due and payable in full on October 1, 2020.

1.            Prepayments. The Payor may prepay the outstanding Principal Sum, in whole or in part, at any time.

2.            Default Interest. Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), interest on the unpaid Principal Sum shall accrue at the per annum rate of ten percent (10%).

3.            Representations and Warranties. Payor makes the following representations and warranties to Payee:

(A)     the execution, delivery and performance by Payor of this Note and the consummation of the transactions contemplated to occur hereunder do not and will not violate or conflict with (i) Payor’s organizational documents, operating agreement, articles or certificate of incorporation or by-laws, as applicable, (ii) any law, rule, regulation, judgment or order binding on Payor or (iii) any agreement or instrument to which Payor is a party or which may be binding on the Payor or its assets;

(B)     no authorization, consent, approval, license, exemption of or filing or registration with, any court or government or governmental agency is or will be necessary to the valid execution, delivery or performance by Payor of this Note; and

(C)     no Event of Default (as hereinafter defined) has occurred and is continuing.

4.            Covenants. Until all obligations, liabilities and indebtedness arising under or relating to this Note shall have been irrevocably paid and satisfied in full in cash, Payor shall promptly notify Payee of the occurrence of any Event of Default, any event which, with the passage of time, the giving of notice, or both, is reasonably likely to become an Event of Default, or any event which is reasonably likely to have a material adverse effect on the Payor, its business, operations, properties or financial or other condition.

5.            Events of Default. Each of the following shall constitute an “Event of Default” under this Note:

(A)     Payor shall fail to pay on the date when due any installment of the Principal Sum or interest on this Note;

(B)     Any representation or warranty made by Payor in this Note shall be false or misleading in any material respect when made;

(C)     Payor shall fail to observe or perform any covenant or agreement contained in Section 4 of this Note;

(D)     There shall be continuing any default beyond applicable cure period under that Lease dated as of October 24, 2007, as amended by that certain letter agreement dated as of October 24, 2007 and that certain Amendment of Lease dated as of the date hereof between Payee, as landlord, and Payor, as tenant (the “Lease”), or a default shall be continuing beyond applicable cure period under any document, instrument or agreement executed or delivered by Payor in connection with this Note; or

(E)     The Payor shall become insolvent, or admit in writing its inability, or is unable, to pay its debts as they mature, or is adjudicated a bankrupt or insolvent; or the Payor applies for, consents to, or acquiesces in the appointment of, a trustee or receiver for itself, or any of its property, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for the Payor for a substantial part of its property, and is not discharged within sixty (60) days; or any bankruptcy, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Payor and is consented to or acquiesced in by the Payor or remains for sixty (60) days undismissed, or a receiver, liquidator, custodian, trustee or similar official or fiduciary shall be appointed for the Payor or for any of its property.

6.       Acceleration. Upon the occurrence and during the continuation of an Event of Default, Payee, in its sole and absolute discretion, may declare all obligations, liabilities and indebtedness under this Note to be due and payable, in which case the unpaid balance of the Principal Sum, and all accrued and unpaid interest thereon, shall be immediately due and payable in full, without notice, protest or demand of any kind.

7.       Costs, Fees and Expenses. Payor shall be liable to pay or reimburse Payee, upon Payee’s demand, for all reasonable fees and out-of-pocket costs and expenses incurred by Payee (including without limitation the reasonable fees and disbursements of attorneys and other professionals engaged by Payee) in connection with the enforcement by Payee of its rights in any action, suit or proceeding commenced hereunder or under applicable law, to the extent Payee is the prevailing party in any such action, suit or proceeding.

8.       Modification. This Note shall be binding on Payor, and its successors and assigns, and shall inure to the benefit of Payee, and its successors and assigns. This Note is payable to Payee in lawful money of the United States in immediately available funds. No amendment, modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by Payor and consented to in writing by Payee.

9.       Notice. Unless otherwise indicated, all notices and other communications in connection with this Note shall be delivered in accordance with the Lease.

10.     Waiver. Payee shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Payor unless such waiver is in writing and signed by Payee. No delay or omission on the part of Payee in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

11.     Jurisdiction. For purposes of any action, suit or proceeding in connection with this Note, Payor hereby irrevocably submits to the jurisdiction of courts of the County of New York and of the United States District Court for the Southern District of New York and irrevocably agrees that any such action, suit or proceeding may be brought by Payee in any such state or federal court and that service of process may be made upon Payor by mailing a copy of the summons to Payor, by registered or certified mail, at Payor’s address specified for the giving of notices to Payor hereunder. Nothing herein shall affect the right of Payee to commence legal proceedings or otherwise proceed against Payor in any other jurisdiction or to serve process in any manner permitted by applicable law. In any such action, suit or proceeding Payor and Payee (by its acceptance of this Note) mutually waive trial by jury, and Payor waives any objection that any such state or federal court is an inconvenient forum.

12.     Enforcement. Payor waives any requirement of presentment, protest, notice of dishonor or further notice of any kind in connection with the enforcement of this Note.

13.     Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made to be performed entirely within such state, without reference to choice or conflict of laws rules that would otherwise apply.

14.     Severability. The provisions of this Note are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

15.     Entire Agreement. This Note, together with any documents referenced herein constitute the entire understanding of the parties hereto regarding the subject matter hereof.

[Signature Page Follows]

Agreed To and Accepted: HAMPSHIRE GROUP, LIMITED By: ____________________________ Name: Title:

Agreed To and Accepted:

KLAUS KRETSCHMANN, not individually,

but as Court-Appointed Receiver for the

Building

By:________________________________

Name:______________________________

Title:_______________________________

Exhibit 2

Settlement Agreement in Connection with the Appeals

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“Settlement”) is made as of June 1, 2015, by and among 119 West 40th Company LLC (“119 West 40th”), BRE 114 West 41st Street LLC (“BRE”), Klaus Kretschmann, as Receiver (“Receiver”), and Hampshire Group, Limited (“Hampshire”). BRE, Receiver and Hampshire are collectively the “Parties,” and each individually is a “Party.”

WHEREAS, by lease dated July 11, 2007 (the “Original Lease”), Charney-FPG 114 41st Street, LLC (“FPG”), as landlord, demised certain premises to Hampshire, as tenant, consisting of the fourth, fifth, sixth, seventh, and eighth floors and approximately 1000 square feet of basement space in the building located at 114 West 41st Street, New York, New York (the “Building”), which Original Lease was thereafter amended by written agreements between the parties dated October 24, 2007 and February 27, 2008 (hereinafter, collectively, the “Lease”);

WHEREAS, on January 20, 2010, Receiver was appointed to administer the Building by court order in a real property foreclosure action against, inter alia, FPG under the Index Number 117469/2009 in the Supreme Court of the State of New York, New York County (the “Foreclosure Action”);

WHEREAS, on or about February 23, 2011, Receiver, as petitioner, initiated a non-payment proceeding against Hampshire, as respondent, under L&T Index Number 57574/2011 in the Civil Court of the City of New York, New York County, (the “2011 Proceeding”), which involved a dispute over Hampshire’s entitlement under the Lease to a 50% abatement in rent over a period of nearly four years;

WHEREAS, on June 10, 2013, after trial on the merits in the 2011 Proceeding, the Civil Court issued a Decision and Order (“Decision and Order”), in which it made, inter alia, the following findings: (a) Hampshire was entitled to a rent credit in the amount of $6,510,985.10; (b) Hampshire was entitled to a money judgment of $132,814.50 (the “Judgment”), and (c) as the prevailing party, pursuant to the terms of the Lease, Hampshire was entitled to recover its attorneys’ fees from Receiver;

WHEREAS, on or about July 1 and 19, 2013, respectively, Receiver served and filed Notices of Appeal of the Decision and Order and the Judgment (“2011 Proceeding Appeal”);

WHEREAS, on or about July 8, 2013, Receiver served and filed a Notice of Filing of Undertaking on Appeal, to which he annexed an undertaking in the amount of $132,814.50 pursuant to CPLR § 5519 (the “Undertaking”);

WHEREAS, on or about December 20, 2013, Hampshire filed a Motion to Increase Receiver’s Undertaking on Appeal, which motion was granted by the Civil Court by order dated March 10, 2014 (the “Undertaking Order”);

WHEREAS, on or about March 14, 2014, Receiver served and filed a Notice of Appeal of the Undertaking Order (the “Undertaking Appeal”);

WHEREAS, on September 10, 2014, after both appeals had been fully briefed, Hampshire and Receiver argued the 2011 Proceeding Appeal and the Undertaking Appeal before the Supreme Court of New York, Appellate Term, First Department;

WHEREAS, as of the date of this Settlement, the Appellate Term has not rendered its decision on either the 2011 Proceeding Appeal or the Undertaking Appeal;

WHEREAS, on or about April 28, 2014, 119 West 40th was substituted into the Foreclosure Action as plaintiff;

WHEREAS, by Stipulation and Order dated December 23, 2014, the claims against FPG in the Foreclosure Action were dismissed without prejudice, but, as of the date of this Settlement, Receiver has not yet been relieved of his obligations toward the Building;

WHEREAS, on or about December 24, 2014, FPG, the owner of the Building, transferred all of its right, title and interest in, and delivered the deed to, the Building to BRE;

WHEREAS, on March 30, 2015, Receiver, as petitioner, initiated a non-payment proceeding against Hampshire, as respondent, under L&T Index Number 60007/2015 in the Civil Court of the City of New York, New York County, (the “2015 Proceeding”), which involved a allegations of Hampshire’s failure to pay rent in 2015;

WHEREAS, on April 10, 2015, Hampshire served and filed its Answer to the Petition in the 2015 Proceeding;

WHEREAS in an effort to avoid additional litigation and any and all disputes regarding the Lease and related issues, the Parties have reached a settlement; and

WHEREAS, concomitantly with the execution of this Settlement, the Parties shall execute an agreement further amending the Lease (the “Amendment of Lease”) to which this Settlement shall be attached as an exhibit.

NOW THEREFORE, in consideration of the agreements and covenants set forth herein and in the Amendment of Lease to which this Settlement is attached as an exhibit, and intending to be legally bound, the parties hereto agree as follows:

1.       Discontinuance of 2015 Proceeding. Upon execution of this Settlement, counsel for Hampshire will deliver to counsel for Receiver an executed Stipulation of Discontinuance of the 2015 Proceeding. Within three (3) business days of receipt of the Stipulation of Discontinuance from Hampshire, Receiver will cause it to be filed in the 2015 Proceeding.

2.       Withdrawal of Appeals. Within three (3) business days from the date of this Settlement, Receiver agrees to notify the New York Supreme Court, Appellate Term, First Department, of his withdrawal of the 2011 Proceeding Appeal and the Undertaking Appeal. Hampshire agrees to provide cooperation, where necessary, in Receiver’s efforts to withdraw the appeals, and further agrees to sign, deliver to Receiver and file with the Civil Court of the City of New York, County of New York a full satisfaction of the Judgment, and a letter consenting to the release of the Undertaking.

3.       Release of 119 West 40th, Receiver and BRE. Except for the obligations set forth herein and in the Lease, as most recently amended by the Amendment of Lease to which this Settlement is an exhibit, Hampshire, for good and valuable consideration, the receipt and adequacy of which is acknowledged, does hereby for itself, its predecessors and/or successors, assigns, and all current and former members, partners, managers, shareholders, officers, directors, agents, parent companies, subsidiaries, related entities, and attorneys, releases and discharges 119 West 40th, Receiver and BRE, their respective successors, assigns, and all current and former members, managers, shareholders, directors, officers, employees, agents, attorneys, parent companies, subsidiaries, and related entities (and all current and former officers, directors, managers shareholders, employees and agents of such parent companies, subsidiaries and related entities) (the “Releasees”), of and from any and all claims, demands, rights and causes of action, sums and sums of money, indemnities, contracts, agreements, promises, damages and liabilities that Hampshire has had or may now have against 119 West 40th, Receiver and/or BRE, including but not limited to any liability pursuant to the Decision and Order (including attorneys’ fees) and the Judgment, whether or not such claims are now known or unknown, suspected or unsuspected, patent or latent, in tort, contract, indemnity, contribution, or on any other theory, whether in law, equity or admiralty. In furtherance of such intention, this general release shall be and remain in effect notwithstanding the discovery or existence of any new or additional fact or any fact different from that which the parties now know or believe to be true.

4.       Release of Hampshire. Except for the obligations set forth herein and in the Amendment of Lease to which this Settlement is an exhibit, 119 West 40th, Receiver and BRE, respectively, for good and valuable consideration, the receipt and adequacy of which is acknowledged, does hereby for themselves, their predecessors and/or successors, assigns, and all current and former members, managers, partners, shareholders, officers, directors, agents, parent companies, subsidiaries, related entities, and attorneys, releases and discharge Hampshire, their respective successors, assigns, and all current and former members, managers, shareholders, directors, officers, employees, agents, attorneys, parent companies, subsidiaries, and related entities (and all current and former officers, directors, managers, shareholders, employees and agents of such parent companies, subsidiaries and related entities) (the “Releasees”), of and from any and all claims, demands, rights and causes of action, sums and sums of money, indemnities, contracts, agreements, promises, damages and liabilities that 119 West 40th, Receiver and/or BRE has had or may now have against Hampshire, whether or not such claims are now known or unknown, suspected or unsuspected, patent or latent, in tort, contract, indemnity, contribution, or on any other theory, whether in law, equity or admiralty. In furtherance of such intention, this general release shall be and remain in effect notwithstanding the discovery or existence of any new or additional fact or any fact different from that which the parties now know or believe to be true. To the Receiver’s knowledge as of the date hereof, there is no uncured non-monetary default by Hampshire under the Lease.

5.       No Admission. The Parties acknowledge and agree that the Settlement is a compromise, and it is not to be construed as an admission of any liability by any Party.

6.       With Amendment of Lease, Entire Agreement. As of the date hereof, this Settlement and the Lease as most recently amended by the Amendment of Lease embody the entire agreement and understanding among the Parties relating to the subject matter hereof and supersede any prior agreements and understandings relating to the subject matter hereof. This Settlement may not be amended, modified or superseded, or any of the terms, covenants, representations, warranties or conditions hereof waived, except by a written instrument executed by each Party.

7.      Capacity. Each Party represents and warrants that he, she or it has the capacity, power and authority to enter into this Settlement and further that, as of the date hereof, no matters released hereunder have been assigned, transferred, or conveyed to any other person or entity. The Parties represent that they have had the opportunity to consult with counsel and that they voluntarily execute this Settlement without duress or coercion.

8.      Interpretation. This Settlement is to be deemed to have been prepared jointly by the Parties and, if any inconsistency or ambiguity exists herein, it shall not be interpreted against any Party but according to the application of rules of interpretation of contracts.

9.      Counterparts. This Settlement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument representing this Settlement between the Parties. This Settlement may be executed using facsimiles of or electronic copies disseminated via email of signatures, and a facsimile or electronic copy disseminated via email of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

10.      No Waiver. No failure, in any one or more instances, to enforce or to require strict compliance with any term, condition, covenant, representation or warranty of this Settlement shall be deemed to be a waiver, of any nature, whether past, current or future, of any such term, condition, covenant, representation or warranty or of any breach of such or any other term, condition, covenant, representation or warranty in this Settlement.

11.      Successors and Assigns. This Settlement and all such covenants, agreements, representations and warranties shall be binding and inure to the benefit of the heirs, executors, administrators, personal representatives, successors, and assigns of the Parties hereto.

12.      Copies Considered Originals. An executed copy of this Settlement shall be valid, effective and enforceable as if it contained the original signatures.

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IN WITNESS WHEREOF, the parties hereto have caused this Settlement to be executed by themselves or their duly authorized representatives as of the date first above written.

119 WEST 40TH COMPANY LLC

Date: _____________, 2015

By:
Name:
Title

STATE OF
                                                      ss.:
COUNTY OF

On this ___ day of ______________ 2015, personally appeared before me, the above named _________________________ and made oath that s/he was duly authorized to execute this document on behalf of 119 West 40th Company LLC and that s/he executed this document for the purposes therein contained.

Date: _____________, 2015

Notary Public

BRE 114 WEST 41ST STREET LLC

Date: _____________, 2015

By:
Name:
Title

STATE OF
                                                      ss.:
COUNTY OF

On this ____ day of ______________ 2015, personally appeared before me, the above named _________________________ and made oath that s/he was duly authorized to execute this document on behalf of BRE 114 West 41st Street LLC and that s/he executed this document for the purposes therein contained.

Date: _____________, 2015

Notary Public

KLAUS KRETSCHMANN, NOT INDIVIDUALLY, BUT AS COURT-APPOINTED RECEIVER OF THE BUILDING

Date: _____________, 2015

STATE OF
                                                      ss.:
COUNTY OF

On this ____ day of ______________ 2015, personally appeared before me, the above named _________________________ and made oath that s/he was duly authorized to execute this document on behalf of Klaus Kretschmann, as Receiver, and that s/he executed this document for the purposes therein contained.

Date: _____________, 2015

Notary Public

HAMPSHIRE GROUP, LIMITED

Date: _____________, 2015

By:
Name:
Title:

STATE OF
                                                      ss.:
COUNTY OF

On this ____ day of ______________ 2015, personally appeared before me, the above named _________________________ and made oath that s/he was duly authorized to execute this document on behalf of Hampshire Group, Limited and that s/he executed this document for the purposes therein contained.

Date: _____________, 2015

Notary Public